As filed with the Securities and Exchange Commission on March 31, 2011
Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0863886
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113
(Address of Principal Executive Offices)

Forest City 401(k) Employee Savings Plan & Trust
(Full Title of the Plan)

FCE Statutory Agent, Inc.
Terminal Tower, 50 Public Square, Suite 1360
Cleveland, Ohio 44113
(216) 621-6060
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
		maximum	aggregate
Title of securities to		offering price	offering	Amount of
be registered	Amount to be registered*	per share (2)	price (2)	registration fee (2)
Class A Common Stock $0.33-1/3 par value	750,000 (1)(2)	$19.02	$14,261,250.00	$1,654.31

*	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(1)	This Registration Statement includes 750,000 shares of Class A Common Stock, $0.33-1/3 par value of Forest City Enterprises, Inc. (the “Registrant”), offered or to be offered by the Registrant under the Forest City 401(k) Employee Savings Plan & Trust.

(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of the Registrant’s shares of Class A common stock reported on the consolidated reporting system of the New York Stock Exchange on March 29, 2011.

EXPLANATORY NOTE
Pursuant to Instruction E to Form S-8, the information contained in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 25, 1993 (File No. 33-65058) is hereby incorporated by reference into this Registration Statement, except as set forth below.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART I
This Registration Statement relates to the registration of 750,000 shares of Forest City Enterprises, Inc. (“Registrant”) Class A Common Stock, $0.33-1/3 par value, to be offered from time to time pursuant to the Forest City 401(k) Employee Savings Plan & Trust (the “Plan”).
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Annual Information.*

*	As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information required by Item 1 and Item 2 of Part I of Form S-8. The documents containing the information specified in Part I will be delivered to Plan participants as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which are on file with the Commission, are incorporated herein by reference:
     1. The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2011 filed on March 30, 2011;
     2. The Registrant’s Current Report on Form 8-K filed on March 1, 2011;
     3. The description of our Class A common stock contained in our Registration Statement on Form 10 and all amendments or reports filed with the Commission for the purpose of updating such description; and
     4. Annual Report on Form 11-K of the Forest City 401(k) Employee Savings Plan & Trust, filed on June 25, 2010.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.
Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.
Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
Our code of regulations provides that we shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, other than an action by us or in our right, by reason of the fact that he or she is or was our director, officer, employee or agent or is or was serving at our request as a director, trustee, officer, member, manager, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Under the terms of our directors’ and officers’ liability and company reimbursement insurance policy, our directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claims
Not applicable.
Item 8. Exhibits.
The Exhibits to this Registration Statement are listed in the Exhibit Index following the Signatures section of this Registration Statement and are incorporated herein by reference.
The Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 31, 2011.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Charles A. Ratner
Charles A. Ratner
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Albert B. Ratner	Co-Chairman of the Board and Director	March 31, 2011

/s/ * Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	March 31, 2011

/s/ * Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2011

/s/ * Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 31, 2011

/s/ * Linda M. Kane	Senior Vice President, Chief Accounting and Administrative Officer (Principal Accounting Officer)	March 31, 2011

/s/ * James A. Ratner	Executive Vice President and Director	March 31, 2011

/s/ * Ronald A. Ratner	Executive Vice President and Director	March 31, 2011

/s/ * Brian J. Ratner	Executive Vice President and Director	March 31, 2011

/s/ * Bruce C. Ratner	Executive Vice President and Director	March 31, 2011

/s/ * Arthur F. Anton	Director	March 31, 2011

/s/ * Scott S. Cowen	Director	March 31, 2011

Signature	Title	Date

/s/ * Michael P. Esposito, Jr.	Director	March 31, 2011

/s/ * Deborah L. Harmon	Director	March 31, 2011

/s/ * Stan Ross	Director	March 31, 2011

/s/ * Deborah Ratner Salzberg	Director	March 31, 2011

/s/ * Joan K. Shafran	Director	March 31 2011

/s/ Louis Stokes	Director	March 31, 2011

*	David J. LaRue, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above officers and directors (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24.1 to this Registration Statement.

March 31, 2011	By:	/s/ David J. LaRue
David J. LaRue, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Benefits Committee of Forest City Enterprises, Inc., which administers the Forest City 401(k) Employee Savings Plan & Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 31, 2011.

FOREST CITY 401(k) EMPLOYEE SAVINGS PLAN & TRUST
By:	/s/ Andrew J. Passen
Andrew J. Passen
Executive Vice President — Human Resources

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Amended Articles of Incorporation of the Registrant restated effective October 1, 2008 (filed with the Commission as Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended October 31, 2008 [File No. 1-4372] and incorporated herein by reference).

4.1.1	Certificate of Amendment by Directors to the Registrant’s Amended Articles of Incorporation dated March 4, 2010 (filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K filed on March 9, 2010 [File No. 1-4372] and incorporated herein by reference).

4.1.2	Certificate of Amendment by Shareholders to the Registrant’s Amended Articles of Incorporation dated June 25, 2010 (filed with the Commission as Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended July 31, 2010 [File No. 1-4372] and incorporated herein by reference).

4.2	Code of Regulations as amended August 11, 2010 (filed with the Commission as Exhibit 3.4 to the Registrant’s Form 10-Q for the quarter ended July 31, 2010 [File No. 1-4372] and incorporated herein by reference).

4.3*	Forest City 401(k) Employee Savings Plan & Trust effective as of January 1, 2009.

4.3.1*	Amendment One to the Forest City 401(k) Employee Savings Plan & Trust effective as of January 1, 2010.

4.3.2*	Amendment Two to the Forest City 401(k) Employee Savings Plan & Trust effective as of July 1, 2010.

4.3.3*	Amendment Three to the Forest City 401(k) Employee Savings Plan & Trust effective as of March 3, 2011.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Grant Thornton LLP

24.1*	Power of Attorney.

*	Filed herewith.